                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION


                          Dated as of January 3, 2000

                                TABLE OF CONTENTS

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SECTION 1 - THE MERGER..................................................................................        1

    1.1     Merger; Effective Time......................................................................        1
    1.2     Closing.....................................................................................        1
    1.3     Effects of the Merger.......................................................................        1
    1.4     Certificate of Incorporation; Bylaws; Directors; Officers...................................        2
    1.5     Tax-Free Reorganization.....................................................................        2

SECTION 2 - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE............................................        2

    2.1     Effect on Capital Stock.....................................................................        2
    2.2     Exchange of Certificates....................................................................        4

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE SHAREHOLDER......................        5

    3.1     Organization, Standing and Corporate Power..................................................        6
    3.2     Company Capital Structure...................................................................        6
    3.3     Subsidiaries................................................................................        6
    3.4     Authority/Noncontravention..................................................................        6
    3.5     Financial Statements; No Undisclosed Liabilities............................................        7
    3.6     Absence of Certain Changes or Events........................................................        8
    3.7     Litigation..................................................................................        8
    3.8     Contracts...................................................................................        8
    3.9     Compliance With Laws........................................................................        9
    3.10    Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations.................       10
    3.11    ERISA Compliance............................................................................       10
    3.12    Taxes.......................................................................................       11
    3.13    No Excess Parachute Payments................................................................       13
    3.14    Title to Properties.........................................................................       13
    3.15    Intellectual Property.......................................................................       13
    3.16    Year 2000 Compliance........................................................................       14
    3.17    Voting Requirements.........................................................................       15
    3.18    Payments....................................................................................       15
    3.19    Transactions with Related Parties...........................................................       15
    3.20    Restrictions on Business Activities.........................................................       16
    3.21    Accounts Receivable; Inventory..............................................................       16
    3.22    Minute Books................................................................................       16
    3.23    Environmental Matters.......................................................................       16
    3.24    Insurance...................................................................................       17
    3.25    Warranties; Indemnities.....................................................................       17
    3.26    Representations Complete....................................................................       17
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                                      -i-
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PARENT....................................................       18

    4.1     Organization, Standing and Corporate Power..................................................       18
    4.2     Authority/Noncontravention..................................................................       18
    4.3     SEC Documents; Parent Financial Statements..................................................       18
    4.4     Parent Common Stock.........................................................................       19

SECTION 5 - COVENANTS...................................................................................       19

    5.1     Conduct of Business of the Company..........................................................       19
    5.2     No Solicitation.............................................................................       21
    5.3     Shareholder Approval........................................................................       22
    5.4     Access to Information.......................................................................       22
    5.5     Confidentiality.............................................................................       22
    5.6     Expenses....................................................................................       22
    5.7     Public Disclosure...........................................................................       22
    5.8     Consents....................................................................................       22
    5.9     FIRPTA Compliance...........................................................................       23
    5.10    Reasonable Efforts..........................................................................       23
    5.11    Notification of Certain Matters.............................................................       23
    5.12    Blue Sky Laws...............................................................................       23
    5.13    Noncompetition and Employment Agreements....................................................       23
    5.14    Investment Representation Agreements........................................................       23

SECTION 6 - CONDITIONS TO THE MERGER....................................................................       24

    6.1     Conditions to the Obligations of Parent and Sub.............................................       24
    6.2     Additional Conditions to Obligations of Company.............................................       25

SECTION 7 - INDEMNIFICATION.............................................................................       26

    7.1     General Indemnification.....................................................................       26
    7.2     Limitation and Expiration...................................................................       27
    7.3     Escrow Fund.................................................................................       27
    7.4     Indemnification Procedures..................................................................       28
    7.5     Survival of Representations, Warranties and Covenants.......................................       31

SECTION 8 - TERMINATION, AMENDMENT AND WAIVER...........................................................       31

    8.1     Termination.................................................................................       31
    8.2     Effect of Termination.......................................................................       32
    8.3     Amendment...................................................................................       32
    8.4     Extension; Waiver...........................................................................       32
    8.5     Notice of Termination.......................................................................       32
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                                     -ii-
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 9 - MISCELLANEOUS..............................................................................        32

    9.1     Notices....................................................................................        32
    9.2     Interpretation.............................................................................        33
    9.3     Counterparts...............................................................................        34
    9.4     Entire Agreement; Assignment...............................................................        34
    9.5     Severability...............................................................................        34
    9.6     Other Remedies.............................................................................        35
    9.7     Governing Law..............................................................................        35
    9.8     Further Assurances.........................................................................        35
    9.9     Absence of Third Party Beneficiary Rights..................................................        35
    9.10    Mutual Drafting............................................................................        35
    9.11    Further Representations....................................................................        35
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                                     -iii-

                               INDEX OF EXHIBITS


     Exhibit A      Form of Escrow Agreement

     Exhibit B      Form of Noncompetition Agreement

     Exhibit C      Form of Investment Representation Agreement

     Exhibit D      Form of Legal Opinion of Counsel to the Company

     Exhibit E      Form of Registration Rights Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 3, 2000 between Talk City, Inc., a Delaware corporation ("Parent"), and Research Connections, Inc., a New Jersey corporation (the "Company"), and Amy J. Yoffie, an individual and sole shareholder of the Company (the "Sole Shareholder").

                                    RECITAL

     The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective shareholders that the Company and Parent combine into a single company through the merger of the Company with and into Parent (the "Merger") pursuant to the terms of this Agreement and, in furtherance thereof, have approved the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   SECTION 1

                                  THE MERGER

     1.1  Merger; Effective Time. Subject to the terms and conditions of this
          ----------------------
Agreement, the Company will be merged into Parent (the "Merger") in accordance with the New Jersey Business Corporation Act (the "New Jersey Act") and the Delaware General Corporation Law (the "DGCL", and together with the New Jersey Act, the "State Corporation Law").

     Subject to the provisions of this Agreement, a Certificate of Merger (the "Certificate of Merger") shall be filed in accordance with the State Corporation Law on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon confirmation of such filing of the Certificate of Merger (the date of confirmation of such filing is referred to as the "Effective Date" and the time of confirmation of such filing is referred to as the "Effective Time").

     1.2  Closing. The closing of the Merger (the "Closing") will take place as
          -------
soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 6 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to in writing by the parties hereto.

     1.3  Effects of the Merger. At the Effective Time, the separate existence
          ---------------------
of the Company shall cease and the Company shall be merged with and into Parent, and the effects of the Merger shall be as provided in this Agreement and the applicable provisions of the State Corporation Law. Parent after the Merger is sometimes referred to as the "Surviving Corporation." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws; Directors; Officers. At the
          ---------------------------------------------------------
Effective Time, (i) the Certificate of Incorporation of Parent shall be the Certificate of Incorporation of the Surviving Corporation; (ii) the Bylaws of Parent as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed; (iii) the directors of Parent shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as the same may be amended from time to time or otherwise as provided by law; and (iv) the officers of Parent shall be the initial officers of the Surviving Corporation.

     1.5  Tax-Free Reorganization. The Merger is intended to be a reorganization
          -----------------------
within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties have consulted with their own tax advisors regarding the tax consequences of the Merger.

                                   SECTION 2

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1  Effect on Capital Stock. As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the holder of any shares of capital stock of the Company:

          (a) Cancellation of Certain Shares of Capital Stock of the Company.
              --------------------------------------------------------------
All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (b) Conversion of Capital Stock of the Company. Subject to Sections
              ------------------------------------------
2.1(c), (d) and (e) below, all issued and outstanding shares of common stock of the Company, no par value ("Company Common Stock") (other than shares to be canceled pursuant to Section 2.1(a)), that are issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive an aggregate of 242,424 shares of common stock of Parent (the "Parent Common Stock") and $500,000 in cash (the "Cash Consideration", and together with the Parent Common Stock, the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2 of this Agreement. The ratio pursuant to which each share of Company Common Stock will be exchanged for shares of Parent Common Stock, determined in accordance with the foregoing provisions, is referred to as the "Exchange Ratio."

          (c)  Payment Schedule and Escrow.
               ---------------------------

               (i) The Merger Consideration will be paid as follows: $250,000 of the Cash Consideration will be paid on the Closing, $125,000 of the Cash Consideration will be paid three (3) months after the Closing and the remaining $125,000 of the Cash Consideration will be paid six (6) months after the Closing. The Parent Common Stock will be distributed as follows:

                     (A) 121,212 shares of Parent Common Stock will be distributed on Closing; and

                     (B) 121,212 shares of Parent Common Stock will be distributed on Closing and placed in an escrow account to be released over four
(4) years, with 25% released twelve (12) months after the Closing (the "First Anniversary") and the remainder released evenly over the 36 months following the First Anniversary.

               (ii) As collateral security for the payment of any indemnification obligations of the Sole Shareholder pursuant to Section 7 of this Agreement, at the Closing the Company and the Sole Shareholder shall, and by execution hereof does hereby, transfer, pledge and assign to Parent, for the benefit of Parent, a security interest in the following assets:

                     (A) 121,212 shares of Parent Common Stock issuable by Parent in the Merger pursuant to Section 2.1(c)(i)(B) (the "Pledged Shares"), as well as the certificates and instruments representing or evidencing the Pledged Shares, and all non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Shares; and in the event the Company or the Sole Shareholder receives any such property, the Company and the Sole Shareholder shall immediately deliver such property to Parent as part of the Pledged Shares;

                     (B) $1.5 million in cash paid by Parent to the Sole Shareholder pursuant to a supplemental employment letter of even date herewith from Parent to the Sole Shareholder (the "Supplemental Cash"); and

                     (C) all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property, except as provided for in Section 2.1(c)(iv).

               (iii) Each certificate evidencing the Pledged Shares issued in the name of the Sole Shareholder in the Merger, shall, at the Closing, be delivered to Parent, together with an undated stock power duly signed in blank by the Sole Shareholder, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at Parent's request.

               (iv) The Sole Shareholder shall be entitled to exercise any voting powers incident to the Pledged Shares until such time, if ever, that they are demanded to be transferred to Parent to satisfy the indemnification obligations of the Sole Shareholder pursuant to Section 7 hereof.

          (d) Adjustment of Exchange Ratio. If, between the date of this
              ----------------------------
Agreement and the Effective Time, the outstanding shares of Parent Common Stock (or, subject to Section 5.1 below, Company Common Stock) shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend, stock combination, then the Exchange Ratio shall be correspondingly adjusted.

          (e) Fractional Shares. No fractional shares of Parent Common Stock
              -----------------
shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (based on the last sales price of Parent Common Stock, as published in the Wall Street Journal, on December 15, 1999) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each shareholder of the Company shall be aggregated, so that no Company shareholder shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

     2.2  Exchange of Certificates.
          ------------------------

          (a) Exchange Agent. Prior to the Effective Time, Parent shall
              --------------
designate its transfer agent or a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Cash Consideration and Common Stock. Promptly
              -----------------------------------------------------
after the Effective Time, Parent shall deliver to the Exchange Agent in accordance with this Section 2 and the Merger Agreement, the Cash Consideration payable by federal wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Sole Shareholder at least two business days prior to Closing and the shares of Parent Common Stock issuable pursuant to
Section 2.1 and the Merger Agreement in exchange for outstanding shares of capital stock of the Company (including cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(e)).

          (c) Exchange Procedures. As soon as practicable after the Effective
              -------------------
Time, the Surviving Corporation shall cause to be mailed to the Sole Shareholder
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which the Sole Shareholder is entitled pursuant to Section 2.1. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered on the transfer records of the Company, the appropriate number of shares of Parent Common Stock may be delivered to a transferee if the Certificate representing such capital stock of the Company is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the Merger Consideration as provided by this Section 2 and the provisions of the State Corporation Law.

          (d) No Further Ownership Rights in Capital Stock of the Company. The
              -----------------------------------------------------------
Merger Consideration to be delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          (e) Lost, Stolen or Destroyed Certificates. In the event any
              --------------------------------------
certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and cash for fractional shares, if any, as may be required pursuant to Section 2.1(e); provided,
                                                               --------
however, that Parent may, in its discretion and as a condition precedent to the
-------
issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (f) No Liability. Notwithstanding anything to the contrary in this
              ------------
Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE SOLE SHAREHOLDER

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to Parent by the Company and the Sole Shareholder and certified by a duly authorized officer of the Company and the Sole Shareholder prior to the date of this Agreement (the "Company Schedules"), each of the Company and the Sole Shareholder represents and warrants to Parent as set forth below.

     3.1  Organization, Standing and Corporate Power. The Company is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and Bylaws.

     3.2  Company Capital Structure. The authorized capital stock of the Company
          -------------------------
consists of 100,000 shares of Common Stock, of which 100 shares are issued and outstanding. All of such outstanding shares have been duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. The outstanding shares of capital stock of the Company are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it may be bound. There are no voting agreements or voting trusts with respect to any of the outstanding shares of capital stock of the Company. The outstanding shares of capital stock of the Company are held by the persons and in the amounts set forth in Section
3.2 of the Company Schedules.

     3.3  Subsidiaries. The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     3.4  Authority/Noncontravention. The Company has the requisite corporate
          --------------------------
power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and approval of the Merger by the Sole Shareholder, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to the approval and adoption of this Agreement and approval of the Merger by the Sole Shareholder. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and subject to the approval and adoption of this Agreement and approval of the Merger by the Sole Shareholder as required in connection with this Agreement and the transactions contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the

Company under, any provision of (a) the Articles of Incorporation or Bylaws of the Company, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets (including, without limitation, any of the contracts of the Company set forth in the Company Schedules) or (c) subject to the governmental filings and other matters referred to in the following sentence, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to the Company or its properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights, or Liens or other occurrences that individually or in the aggregate would not have a Material Adverse Effect (as defined in Section 9.2) on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), (b) the filing of the Certificate of Merger as required by the State Corporation Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Company or impair the ability of the Company to perform its obligations under this Agreement.

     3.5  Financial Statements; No Undisclosed Liabilities.
          ------------------------------------------------

          (a) The unaudited compiled balance sheet (the "Company Balance Sheet") of the Company as of September 30, 1999 (the "Balance Sheet Date") and the related profit and loss statement for the year ended September 30, 1999 (the "Company Financial Statements") are in accordance with the books and records of the Company and are complete and correct in all material respects, have each been prepared in accordance with GAAP (with the exception that no statement of cash flows or footnotes have been included) in conformity with the practices consistently applied by the Company throughout the periods involved and, to the best of the Company's and the Sole Shareholder's knowledge, present fairly the financial position and results of operations of the Company as of the dates and for the periods specified. True and complete copies of the Company Financial Statements have previously been supplied to Parent.

          (b) As of the Balance Sheet Date, the Company did not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the Company Balance Sheet that would be required to be disclosed on a balance sheet prepared as of the Balance Sheet Date in conformity with GAAP applied on a basis consistent with the Company Financial Statements. Since the Balance Sheet Date, the Company has not incurred any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) that would be required to be disclosed on a balance sheet prepared as of the date hereof in conformity with GAAP applied on a basis consistent with the Company Financial Statements, other than those incurred in the ordinary course of business consistent with past practice, none of which would have a Material Adverse Effect on the Company.

     3.6  Absence of Certain Changes or Events. Except as set forth in Section
          ------------------------------------
3.6 of the Company Schedules, since the Balance Sheet Date and until the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (a) any Material Adverse Effect with respect to the Company, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination, reclassification or repurchase of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (d) (i)any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof, (ii) any granting by the Company to any officer of the Company of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of the date hereof, or (iii) any entry by the Company into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement,
(e) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would exceed $25,000, (f) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or (g) any tax election that individually or in the aggregate would have an adverse effect on the Company.

     3.7  Litigation. There is no suit, claim, action, proceeding or
          ----------
investigation, pending or threatened, against or affecting the Company, nor is there any judgment, order, decree or injunction of any Governmental Entity or arbitrator outstanding against, or, to the best knowledge of the Company, investigation by any Governmental Entity involving, the Company.

     3.8  Contracts. Except as set forth in Section 3.8 of the Company
          ---------
Schedules, as of the date hereof, the Company is not a party to, nor are any of their properties or assets bound by, any currently binding (i) contracts, licenses or agreements, with respect to any intellectual property with a value or cost in excess of $50,000, (ii) any employment or consulting agreement or contract (or commitment to enter into any such agreement or contract) with an employee or individual consultant or salesperson or consulting or sales agreement or contract (or commitment to enter into any such agreement or contract) with a firm or other organization in excess of $50,000 annually, (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) any fidelity or surety bond or completion bond, (v) any lease of personal property having a value individually in excess of $50,000, (vi) any agreement of indemnification, agreement providing for reimbursement of payments or providing a right of rescission, hold harmless or guaranty, or any obligation or liability with respect to infringement of the intellectual property rights of another person, in excess of, or entered into in connection with a transaction in excess of, $50,000, (vii) any agreement, contract or commitment containing any covenant limiting the freedom of such party, any of its subsidiaries or the Surviving Corporation to engage in any line of business or to compete with any person, (viii) any agreement, contract or commitment relating to capital expenditures and involving future payments by such party or any of its subsidiaries in excess of $50,000 in one or in a series of transactions, (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business, (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, (xi) any purchase order or contract for the purchase of materials involving in excess of $50,000, (xii) any construction contracts,
(xiii) contracts that relate to corporate governance, the voting or transfer of any equity securities of such party, the registration of any securities of such party under the Securities Act or that grants any redemption or preemptive rights or (xiv) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days (collectively, the "Contracts"). The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Contracts listed in
Section 3.8 of the Company Schedules, together with all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder. The Company is not in violation of or in default (with or without notice or lapse of time, or both) under any lease, permit, concession, franchise, license or any other Contract, commitment, agreement, arrangement, obligation or understanding to which it is a party or by which it or any of its properties or assets is bound. As of the Closing, after giving effect to the Merger and the transactions contemplated hereby, the Surviving Corporation shall be entitled to all of the benefits under the agreements (as the same may be amended) set forth on Section 3.8 of the Company Schedules to which the Company is entitled on the date hereof.

     3.9  Compliance With Laws. The Company is in compliance with all statutes,
          --------------------
laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate would not impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company has in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted and there has occurred no violation of, or default under, any such Permit.

     3.10  Absence of Changes in Benefit Plans; Employment Agreements; Labor
           -----------------------------------------------------------------
Relations. Since the Balance Sheet Date and until the date hereof, there has not
---------
been any termination, adoption, amendment or agreement to amend in any material respect by the Company any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of such party or any of its subsidiaries (collectively, "Benefit Plans"). Except as set forth in Section
3.10 of the Company Schedules, as of the date hereof there exist no currently binding employment, severance or termination agreements or consulting agreements between the Company and any current or former officer of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. The Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     3.11  ERISA Compliance.
           ----------------

           (a) Section 3.11(a) of the Company Schedules contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company. The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms. The Company and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code.

           (b) Each of the Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

           (c) Neither the Company nor any Commonly Controlled Entity of the Company has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

           (d) No officer or employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.12  Taxes.
           -----

           (a) Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------
or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b) Tax Returns and Audits.
               ----------------------

               (i) The Company as of the Closing will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Closing (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Tax Liens") on the assets of the Company relating to or attributable to Taxes other than Tax Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor any Shareholder has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Tax Lien on the assets of the Company.

               (ix) None of the Company's assets is treated as "tax exempt use property," within the meaning of Section 168(h) of the Code.

               (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount to such employee or former employee that would not be deductible by the Company as an expense under applicable law.

               (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiv) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xv) No adjustment relating to any Return field by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

           (c) Executive Compensation Tax. There is no contract, agreement, plan
               --------------------------
or arrangement to which the Company is a party as of the dates hereof, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

           (d) Subchapter C Corporation Status. The Company is, and at all times
               -------------------------------
during its existence has been, an C Corporation under and within the meaning of the Code, and under all applicable state Tax laws and regulations.

     3.13  No Excess Parachute Payments. No amount that could be received
           ----------------------------
(whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

     3.14  Title to Properties.
           -------------------

           (a) Except for those personal items of the Sole Shareholder set forth in Section 3.14 of the Company Schedules, the Company has good and marketable title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable).

           (b) The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and have been made available to Parent. The Company enjoys peaceful and undisturbed possession under all such leases.

     3.15  Intellectual Property.
           ---------------------

           (a) The Company owns, or has the right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as presently contemplated (such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights").

           (b) Section 3.15 of the Company Schedules sets forth with respect to the intellectual property of the Company: (i) for each patent and patent application, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name or service mark, whether or not registered, the date first used, and, if registered, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered and (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered.

           (c) The Company has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality, nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Company IP Rights.

           (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right (the "Company IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company, the Surviving Corporation or Parent to use, sell or license any Company IP Right or portion thereof.

           (e) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by the Company violates any license or agreement between the Company and any third party or infringes any proprietary right of any other party; and (ii) there is no pending or, to the best knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right or operate the Company's Web service.

     3.16  Year 2000 Compliance.
           --------------------

           (a) All of the current or past products and services offered by the Company, including each item of hardware, software, or firmware, any system, equipment, or products consisting of or containing one or more thereof, any and all enhancements, upgrades, customizations, modifications, maintenance and the like are Year 2000 Compliant (as defined below). The Company is not subject to any pending or threatened claim, regulatory action, processing or investigation concerning the Year 2000 Compliance of its respective products, services or operations, and, to the best knowledge of the Company, there is no basis for any such claim, regulatory action, investigation or proceeding. To the best knowledge of the Company, all of the internal management information systems (including hardware, firmware, operating system software, utilities, and applications software) and all facilities and systems used in the ordinary course of business by or on behalf of the Company, including payroll, accounting, billing/receivables, customer service, human resources, and e-mail systems used by the Company, are Year 2000 Compliant. To the best of the Company's knowledge, all vendors of products or services to the Company, and its respective products, services and operations, are Year 2000 Compliant, and each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000.

           (b) For purposes of this Agreement, "Year 2000 Compliant" means that
(i) the products, services, or other items (s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the Company's provision of the products, services, and other item (s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item (s) at issue includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000.

     3.17  Voting Requirements. The affirmative vote of the holders of a
           -------------------
majority of the outstanding shares of Company Common Stock are the only votes of the holders of any capital stock of the Company necessary to approve and adopt this Agreement and approve the Merger.

     3.18  Payments. Neither the Company nor any of its representatives acting
           --------
on its behalf have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. Neither the Company nor any of its representatives acting on its behalf, have accepted or received any unlawful contributions, payments, gifts or expenditures.

     3.19  Transactions with Related Parties. Except for compensation
           ---------------------------------
arrangements in the ordinary course of business, as disclosed on Section 3.19 of the Company Schedules or for amounts less than $10,000, no Related Party (as defined below) of the Company has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any currently enforceable contractual or other claims, express or implied, of any kind whatsoever against the Company or (c) has or had any material economic interest in any property currently used by the Company or any subsidiary thereof. For purposes of this Agreement, (i) "Related Party" means as to any person, any of such person's officers and directors, any Affiliate thereof or the respective officers and directors of any such Affiliate, or any other person in which any of the foregoing persons have any direct or material indirect interest, (ii) "Affiliate" of a person means any other person which directly or indirectly controls, is controlled by, or is under common control with, such person and
(iii) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     3.20  Restrictions on Business Activities. There is no agreement
           -----------------------------------
(noncompete, grant of exclusivity or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

     3.21  Accounts Receivable; Inventory.
           ------------------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company reflected on the Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

           (b) All Accounts Receivable of the Company are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

           (c) All of the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date of this Agreement were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods.

     3.22  Minute Books. The minute books of the Company made available to
           ------------
counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the date of incorporation of the Company.

     3.23  Environmental Matters.
           ---------------------

           (a) Except as set forth in Section 3.23 of the Company Schedules, to the best knowledge of the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) To the best knowledge of the Company, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (A) is in compliance with all material terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

           (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of the Company, threatened, concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

     3.24  Insurance. Section 3.24 of the Company Schedules lists all insurance
           ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has not received any notice that the insurers intend to terminate or materially increase the premiums payable under any of such policies.

     3.25  Warranties; Indemnities. Section 3.25 of the Company Schedules sets
           -----------------------
forth a list of all agreements containing warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect.
Section 3.25 of the Company Schedules also indicates all warranty and indemnity claims in excess of $5,000 made against the Company.

     3.26  Representations Complete. None of the representations or warranties
           ------------------------
made by the Company, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain at the

Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. To the best knowledge of the Company, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect that has not been set forth in this Agreement or in the Company Schedules.

                                   SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to the Company by Parent certified by a duly authorized officer of Parent prior to the date of this Agreement, Parent represents and warrants to the Company as follows:

     4.1  Organization, Standing and Corporate Power. Parent is a corporation
          ------------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a Material Adverse Effect on Parent.

     4.2  Authority/Noncontravention. Parent has the requisite corporate power
          --------------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and no other corporate proceedings on the part of each of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and constitutes valid and binding obligations of Parent, enforceable against in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act and (b) the filing of the Certificate of Merger as required by the State Corporation Law and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business.

     4.3  SEC Documents; Parent Financial Statements. Parent has furnished or
          ------------------------------------------
made available to the Company a true and complete copy of its Registration Statement on Form S-1 dated July 19, 1999 and its Quarterly Reports on Form 10-Q for the periods ending June 30, 1999 and

September 30, 1999 (collectively, the "SEC Documents") which Parent filed under the Securities Act with the Securities and Exchange Commission (the "SEC"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles.

     4.4  Parent Common Stock. The shares of Parent Common Stock, when issued in
          -------------------
the Merger in compliance with this Agreement, will be validly issued, fully paid and nonassessable. Such shares will be issued in compliance with applicable state and federal securities laws.

                                   SECTION 5

                                   COVENANTS

     5.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement or disclosed in the Company Schedules, the Company shall not, without the prior written consent of Parent:

          (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (b) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

          (c) Solicit approval for or effect any amendments to the Company's Articles of Incorporation or Bylaws;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company;

          (e) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

          (f) Except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances;

          (g) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or those incurred after the Balance Sheet in the ordinary course of business;

          (h) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

          (i) Commence a lawsuit other than for the routine collection of bills;

          (j) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company IP Rights or enter into grants to future patent rights, other than in the ordinary course of business;

          (k) Except in the ordinary course of business with prior notice to Parent, violate, amend or otherwise modify the terms of any of the Company's contracts binding on the Company as set forth in Section 3.8 of the Company Schedules;

          (l) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (m) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of Parent, which consent will not be reasonably withheld;

          (n) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

          (o) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or waive or commit to waive any rights of substantial value; or cancel, materially amend or renew any insurance policy; or

          (p) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(a) through (o) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth in Section 6 not being satisfied.

     5.2  No Solicitation. Until the earlier of the Effective Time or the
          ---------------
termination of this Agreement pursuant to the provisions of Section 8.1, neither the Company nor the Sole shareholder will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person or take any other action intended or designed to facilitate the efforts of any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or the Sole shareholder receives any unsolicited bona fide offer or proposal relating to any of the above, the Company or the Sole shareholder (as the case may be) shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     5.3  Shareholder Approval. The Sole Shareholder agrees to vote in favor of
          --------------------
the Merger, this Agreement and the transactions contemplated hereby, and agrees to take all actions and execute all documents necessary to effect the foregoing.

     5.4  Access to Information. Upon reasonable notice, the Company shall
          ---------------------
afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including without limitation access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  Confidentiality. Each of the parties agrees to keep such information
          ---------------
or knowledge obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential pursuant to a mutual Nondisclosure Agreement dated as of January 3, 2000 by and between Parent and the Company (the "Confidentiality Agreement").

     5.6  Expenses. Whether or not the Merger is consummated, all reasonable and
          --------
customary fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Such fees and expenses of the Company and the Sole Shareholder shall be incurred entirely by the Company, and after the Merger shall be paid for by the Sole Shareholder.

     5.7  Public Disclosure. Unless otherwise required by law, prior to the
          -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval
                                                     --------
shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

     5.8  Consents. Each of Parent and the Company shall promptly apply for or
          --------
otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use all reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such Company consents and approvals are set forth in Section 5.8 of the Company Schedules.

     5.9   FIRPTA Compliance. On the Closing Date, the Company shall deliver to
           -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.10  Reasonable Efforts. Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent
--------
or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.11  Notification of Certain Matters. The Company shall give prompt notice
           -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11
--------  -------
shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12  Blue Sky Laws. Parent shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.13  Noncompetition and Employment Agreements. Prior to the Effective Time
           ----------------------------------------
(a) Parent and the Sole Shareholder shall enter into a noncompetition agreement substantially in the form attached as Exhibit B (the "Noncompetition Agreement")
                                      ---------
and (b) the Sole Shareholder shall enter into an employment agreement with Parent in a form satisfactory to the parties thereto (the "Employment Agreement"). The Noncompetition Agreement and the Employment Agreement shall become effective as of the Effective Time.

     5.14 Investment Representation Agreements. All of the holders of
          ------------------------------------
outstanding shares of capital stock of the Company shall execute and deliver to Parent Investment Representation Agreements in the form attached as Exhibit C.
                                                                    ---------

                                   SECTION 6

                           CONDITIONS TO THE MERGER

     6.1  Conditions to the Obligations of Parent and Sub. The obligations of
          -----------------------------------------------
Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Shareholder Approval.  This Agreement, the agreements contemplated
              --------------------
hereunder and the Merger and other transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote or consent of the Sole Shareholder, in compliance with applicable law and the Company's Articles of Incorporation and Bylaws.

          (b) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of the Company and the Sole Shareholder in this Agreement shall be true and correct on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and the Company and the Sole Shareholder shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them as of the Closing Date. Parent shall have been provided with a certificate dated as of the Closing Date executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c) Legal Opinion.  Parent shall have received a legal opinion from
              -------------
Foss Bowe San Filippo & Caruso, LLC, legal counsel to the Company, substantially in the form of Exhibit D.
               ---------

          (d) No Injunctions or Restraints on Conduct of Business.  No temporary
              ---------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (e) Litigation.  There shall be no action, suit, claim or proceeding
              ----------
of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

          (f) Due Diligence.  Parent shall be satisfied with the results of its
              -------------
due diligence review of the Company.

          (g) Investment Representations.  Parent shall have received from the
              --------------------------
Sole Shareholder an executed Investment Representation Agreement which shall be in full force and effect.

          (h) Employment Agreement; Employment Generally.  The Employment
              ------------------------------------------
Agreement shall have been executed and delivered by the parties thereto, Parent shall have received reasonable assurances from Jennifer Dale, which assurances are satisfactory to Parent, that Ms. Dale will continue her employment with Parent, and all officers of the Company shall have resigned from their respective positions.

          (i) Escrow Agreement.  The Escrow Agreement shall have been duly
              -----------------
executed and delivered by the parties thereto.

          (j) Noncompetition Agreement.  The Noncompetition Agreement shall have
              ------------------------
been duly executed and delivered by the parties thereto.

          (k) Confidentiality Agreement.  The Confidentiality Agreement shall
              -------------------------
have been duly executed and delivered by the Sole Shareholder.

          (l) Vesting of Stock Options or Warrants.  There shall be no
              --------------------------------------
acceleration of vesting of stock options or warrants as a result of the Merger except upon the termination without cause of the Sole Shareholder by Parent or the death or disability of the Sole Shareholder.

          (m) Financial Condition.  Parent shall be satisfied that the
              -------------------
liabilities of the Company as of the date hereof do not exceed the liabilities set forth on the Company Balance Sheet as of September 30, 1999, except as set forth in the Company Schedules.

          (n) Securities Law Compliance.  Parent shall have received from Sole
              -------------------------
Shareholder an executed investment representation statement and completed questionnaire in form and substance satisfactory to Parent that the issuance of the shares of Parent Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act and is exempt from registration under applicable state securities laws.

          (o) Board of Directors' Approval.  The Board of Directors of Parent
              ----------------------------
shall have approved the Merger.

     6.2  Additional Conditions to Obligations of Company. The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and each of Parent shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date. The Company shall have been provided with a certificate dated as of the Closing Date and executed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Registration Rights Agreement.  The Registration Rights Agreement
              -----------------------------
in the form of Exhibit E shall have been executed and delivered by Parent.
               ---------

          (c) Employment Agreement.  The Employment Agreement shall have been
              --------------------
executed and delivered by the parties thereto.

                                   SECTION 7

                                INDEMNIFICATION

     7.1  General Indemnification. The Sole Shareholder covenants and agrees to
          -----------------------
indemnify, defend, protect and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

          (a) all liabilities, losses, claims, damages, punitive damages, courses of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained or incurred by the Indemnified Persons in connection with, resulting from or arising out of, directly or indirectly:

              (i) any breach of any representation or warranty of the Company or the Sole Shareholder set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or the Sole Shareholder in connection herewith;

              (ii) any nonfulfillment of any covenant or agreement on the part of the Company or the Sole Shareholder in this Agreement;

              (iii) the business, operations or assets of the Company prior to the Closing Date, including without limitation all taxes due and payable prior to the Closing Date, except as otherwise disclosed in the Company Financial Statements or the Company Schedules; or

              (iv) the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Closing Date; and

          (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 7.1.

     7.2  Limitation and Expiration.  Notwithstanding the above:
          -------------------------

          (a) There shall be no liability for indemnification under Section 7.1 unless the aggregate amount of Damages exceeds $25,000 (the "Indemnification Threshold"), in which event the liability for indemnification will apply to the entire aggregate amount of Damages. For purposes of satisfying indemnification obligations pursuant to Section 7.1, the Pledged Shares shall be valued at $12.375 per share (subject to adjustment for stock splits, recapitalizations and the like).

          (b) From and after the Effective Date, the Escrow Fund (as defined in
Section 7.3) shall be Parent's and the other Indemnified Parties' exclusive remedy for any breach of a representation, warranty or covenant made by the Company or the Sole Shareholder in this Agreement (except in the case of (i) fraud, (ii) willful misrepresentation or (iii) willful failure to disclose in breach of this Agreement).

          (c) The indemnification obligations under this Section 7 shall terminate as follows:

              (i) with respect to claims or demands (a "Claim") relating to a breach of the representations and warranties set forth in Section 3.12 (Taxes) and 3.23 (Environmental Matters) or fraud or willful misconduct, upon the later of the expiration of the applicable statute of limitations period or the final resolution of any and all such Claims pending as of such date; and

              (ii) with respect to all other Claims for indemnification under this Section 7, upon the later of the second anniversary of the Closing Date or the final resolution of any such claims pending as of the second anniversary.

     The term "Indemnification Deadline Date" refers to the expiration date of the applicable statute of limitations period with respect to Claims under clause
(i) above and the second anniversary with respect to claims under clause (ii) above. The term "Pending Claims" refers to the pending claims described in clauses (i) and (ii) above. From and after the applicable Indemnification Deadline Date, the indemnification obligations under this Section 7 shall survive only to the extent of Pending Claims and all remaining Supplemental Cash as provided in Section 7.4(h), Pledged Shares and other property in the Escrow Fund (except as otherwise provided in the Escrow Agreement) shall be released to the Sole Shareholder pursuant to the terms of the Escrow Agreement.

     7.3  Escrow Fund. The deposit of the Pledged Shares and Supplemental Cash
          -----------
(collectively, the "Escrow Amount") pursuant to Section 2.1(c)(ii), together with all interest accruing thereon, shall constitute the "Escrow Fund" and shall be governed by the terms set forth in this Agreement and in the Escrow Agreement. The Escrow Fund shall be available to satisfy the indemnification obligations to Indemnified Persons pursuant to the terms of this Section 7.

     7.4  Indemnification Procedures. All Claims for indemnification under this
          --------------------------
Section 7 shall be asserted and resolved as follows:

          (a) In the event the Indemnified Party has a Claim hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 7.4(c) below) with respect to such Claim to the Sole Shareholder. If the Sole Shareholder does not notify the Indemnified Party within 45 days from the date of receipt of such Claim Notice that the Sole Shareholder disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Sole Shareholder hereunder. In case the Sole Shareholder shall object in writing to any Claim made in accordance with this
Section 7.4(a), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Sole Shareholder. If after such fifteen (15) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Sole Shareholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any Claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.4, in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnified Party shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award such Indemnified Party less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Indemnifying Party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (c) In the event that any Claim for which the Sole Shareholder would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Sole Shareholder of such Claim, including a copy of the Claim made if the Claim was made in writing, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Sole Shareholder shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Sole Shareholder disputes her liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Sole Shareholder does not dispute such liability, whether or not the Sole Shareholder desires, at her sole cost and expense, to defend against such Claim, provided that the Sole Shareholder is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Sole Shareholder shall deem necessary or appropriate to protect her interests. In the event that the Sole Shareholder notifies the Indemnified Party within the Notice Period that the Sole Shareholder does not dispute her obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, the Sole Shareholder shall have the right to defend by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Sole Shareholder to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the
--------
Sole Shareholder may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Sole Shareholder elects not to defend the Indemnified Party against such Claim, whether by failure of the Sole Shareholder to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Sole Shareholder, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Sole Shareholder the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

          (d) Notwithstanding Section 7.4(b) above, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Sole Shareholder hereunder if any Claim seeks material prospective relief which, in the reasonable opinion of the Indemnified Party, could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of Parent and the Indemnified Party shall have given the Sole Shareholder written notice of the same. If the Indemnified Party should elect to exercise such right, the Sole Shareholder shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Sole Shareholder. Notwithstanding the foregoing, the Indemnified Party shall not settle any Claim without the written consent of the Sole Shareholder, which consent shall not be unreasonably withheld.

          (e) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

          (f) The Indemnified Party's failure to give reasonably prompt notice to the Sole Shareholder of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Sole Shareholder of any liability which she may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudices the Sole Shareholder.

          (g) The parties will make appropriate adjustments for any tax benefits, tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 7, provided that the Sole Shareholder
                                            --------
shall not be obligated to seek any payment pursuant to the terms of any insurance policy.

          (h) The Supplemental Cash and Pledged Shares shall be available to satisfy the indemnification obligations of the Sole Shareholder pursuant to this
Section 7 through the second anniversary of this Agreement; provided, however,
                                                            --------  -------
that in the event that any Pending Claims are outstanding as of such date, an amount of Pledged Shares and Supplemental Cash equal to 125% of such Pending Claims shall remain available to satisfy such Pending Claims until the resolution of such Pending Claims (the "Escrow Amount Expiration Date"). As soon as reasonably practicable following the Escrow Amount Expiration Date, Parent shall distribute all Supplemental Cash and Pledged Shares not required to satisfy indemnification obligations under this Section 7 to the Sole Shareholder. The Pledged Shares shall bear a restrictive legend preventing their transfer pending expiration of such indemnification obligations in substantially the form set forth below:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PLEDGED AS COLLATERAL PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JANUARY 3, 2000 BY AND AMONG TALK CITY, INC., RESEARCH CONNECTIONS, INC. AND AMY J. YOFFIE. PRIOR TO THE EXPIRATION OF THE PLEDGE AS SET FORTH IN SUCH AGREEMENT, SUCH SHARES MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF."

Within three (3) business days following the Indemnification Deadline Date, Parent shall use its reasonable commercial efforts to remove any stop transfer orders made to its transfer agent, shall authorize the transfer agent to remove the restrictive legend relating to the obligations of this Section 7 and shall release the number of Pledged Shares referred to above in this clause (h). Upon final resolution of all Pending Claims, Parent shall remove any stop transfer orders made to the transfer agent, shall authorize its transfer agent to remove the restrictive legend relating to the indemnification obligations of this
Section 7 and shall release the number of Pledged Shares then to be released. For purposes of this Agreement, the term "Value" per Pledged Share shall mean $12.375 per share (subject to stock splits, recapitalizations and the like).

     7.5  Survival of Representations, Warranties and Covenants. All
          -----------------------------------------------------
representations, warranties and covenants made by the Company and the Sole Shareholder in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon the Indemnification Deadline Date, provided, however, that the
                                                    --------  -------
indemnification obligations with respect to any Pending Claim (and the related representations, warranties and covenants) will survive until the final resolution of such Pending Claim.

                                   SECTION 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. This Agreement may be terminated and the Merger abandoned
          -----------
at any time prior to the Effective Time, whether before or after approval of the Merger by the Sole Shareholder of the Company:

          (a) by mutual written consent of the Company and Parent;

          (b) by Parent or the Company if the Closing has not occurred by February 28, 2000; provided, however, that the right to terminate this Agreement
                   --------  -------
under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by Parent or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

          (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (e) by Parent if it is not in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Sole Shareholder and such breach has not been cured within five (5) business days after written notice to the Company and the Sole Shareholder (provided that no
                                                              --------
cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by the Company if it is not in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and such breach has not been cured within five (5) business days after written notice to Parent (provided that no cure period shall be required for a breach which by its
        --------
nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Sole Shareholder, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement
--------
prior to its termination; and provided further that, the provisions of Sections
                              -------- -------
5.5, 5.6, 7 and 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto, provided, however, that no amendment shall
                                      --------  -------
be made which by law requires the further approval of the Sole Shareholders without obtaining such approval.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent, on
          -----------------
the one hand, and the Company, on the other, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.5  Notice of Termination. Any termination of this Agreement under Section
          ---------------------
8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

                                   SECTION 9

                                 MISCELLANEOUS

     9.1  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent, to:
               Talk City, Inc.
               1919 South Bascom Avenue
               Campbell, CA  95008
               Attention:  Chief Executive Officer
               Telephone No.:  (408) 871-5200
               Facsimile No.:  (408) 871-5300

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention:  Page Mailliard, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 496-4088

          (b)  if to the Company, to:

               Research Connections, Inc.
               414 Central Avenue
               Westfield, NJ  07090
               Attention:  Amy J. Yoffie
               Telephone No.: (800) 665-9724
               Facsimile No.:   (908) 654-9364

               with a copy to:

               Foss Bowe San Filippo & Caruso, LLC
               225 Broad Street
               P.O. Box 896
               Red Bank, NJ  07701
               Attention:  William J. Bowe
               Telephone No.: (732) 741-2525
               Facsimile No.: (732) 741-2192

          (c)  if to the Sole Shareholder, to:

               Amy J. Yoffie
               c/o:  Research Connections, Inc.
               414 Central Avenue
               Westfield, NJ  07090

     9.2  Interpretation.

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this

Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such party, has actual knowledge of such matter.

          (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or other matter, if such change, event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, assets (including intangible assets), capitalization, financial condition, results of operations or prospects of (i) such entity and its subsidiaries taken as a whole, or (ii) the Surviving Corporation.

          (d) For purposes of this Agreement, the term "subsidiary" of any entity means any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such entity.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment. This Agreement, the schedules and
          ----------------------------
Exhibits hereto, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8  Further Assurances. Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.9  Absence of Third Party Beneficiary Rights. No provision of this
          -----------------------------------------
Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

     9.10 Mutual Drafting. This Agreement is the joint product of the parties
          ---------------
hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.11 Further Representations. Each party to this Agreement acknowledges and
          -----------------------
represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

IN WITNESS WHEREOF, Parent, the Company and the Sole Shareholder have entered into this Agreement as of the date first written above.

RESEARCH CONNECTIONS, INC.              TALK CITY, INC.

By: /s/ Amy J. Yoffie                    By: /s/ Jeffrey Snetiker
    -----------------------------          -------------------------------------

Name:   Amy J. Yoffie                   Name: Jeffrey Snetiker
     ----------------------------            -----------------------------------

Title:  President                       Title: Sr Vice President
      ---------------------------             ----------------------------------
                                               Chief Financial & Admin. Officer

SOLE SHAREHOLDER

By /s/ Amy J. Yoffie
   ------------------------------
Name:   Amy J. Yoffie

                 [Signature page to Reorganization Agreement]

                                   EXHIBIT A

                           FORM OF ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of February 11, 2000 by and among Talk City, Inc., a Delaware corporation ("Talk City"), Research Connections, Inc., a New Jersey corporation ("Research Connections"), Amy J. Yoffie (the "Sole Shareholder") and Firstar Bank, N.A., as escrow agent (the "Escrow Agent").

                                   RECITALS
                                   --------

     A. Talk City, Research Connections and the Sole Shareholder are parties to that certain Agreement and Plan of Reorganization dated as of January 3, 2000 (the "Reorganization Agreement"), providing for the merger (the "Merger") of Research Connections with and into Talk City. Capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

     B. One of the conditions to the closing of the Merger, as set forth in the Reorganization Agreement, is the execution and delivery of this Escrow Agreement.

     C. Pursuant to Section 2.1(c)(ii) of the Reorganization Agreement, Talk City shall deposit with the Escrow Agent (i) 121,212 shares of Talk City Common Stock (the "Pledged Shares") and (ii) $1.5 million in cash (the "Supplemental Cash," and together with the Pledged Shares, the "Escrow Amount") into an escrow fund (the "Escrow Fund") to be used to satisfy any potential indemnification obligations of Research Connections or the Sole Shareholder to any Indemnified Party for Damages under Section 7 of the Reorganization Agreement.

     D. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make distributions from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Appointment. Talk City and the Sole Shareholder hereby appoint the
          -----------
Escrow Agent as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. The Escrow Agent hereby accepts such appointment.

     2.   Reorganization Agreement. The Escrow Agent acknowledges receipt of a
          ------------------------
copy of the Reorganization Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Reorganization Agreement.

     3.   Escrow Amount. Immediately following the Effective Time, Talk City
          --------------
shall deposit the Supplemental Cash and stock certificates evidencing the Pledged Shares directly with the Escrow Agent, the receipt of which shall be acknowledged, and the same accepted, by the Escrow Agent as escrow agent hereunder. The Escrow Fund, as such term is used herein, shall include the Escrow Amount deposited pursuant to this Section 3, less any distributions made hereunder.

     4.   Investment.
          -----------

          (a) The Supplemental Cash placed in the Escrow Fund, together with all interest accruing thereon, shall be invested by the Escrow Agent, without distinction as to principal and income, in one or more of the following investments: (i) interest bearing open-ended or time deposits of any domestic bank (including deposit in the Escrow Agent's bank money market deposit accounts), including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided, however, that any amount not
                                         --------  -------
invested in the Escrow Agent's bank money market deposit accounts shall be invested, to the extent reasonably possible, in accounts that are insured by the Federal Deposit Insurance Corporation ("FDIC") or (ii) short-term U.S. Department of Treasury bills, or any short-term government obligation money market fund that includes similar investments. Talk City shall indemnify and hold the Escrow Agent harmless from any and all liability for acting upon the investment instructions given in this Section 4.

          (b) For the purpose of investing funds held in escrow, the Escrow Agent may accept and act upon the oral instructions of Talk City. The Escrow Agent will confirm all oral investment instructions in writing within three (3) business days. If there is any discrepancy between any oral instructions and a written confirmation of those instructions, the Escrow Agent's records of oral investment instructions shall govern. Talk City shall indemnify and hold the Escrow Agent harmless from any and all liability for acting on any oral investment instructions purported to be given by Talk City. The Escrow Agent shall not be responsible for the authenticity of any such instructions, whether or not the person giving the instructions was, in fact, an authorized representative of Talk City. In no event shall the Escrow Agent be liable to Talk City hereunder for any consequential, special or exemplary damages, including, but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon oral instructions believed by the Escrow Agent to be genuine. The Escrow Agent will act upon investment instructions the day such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or for any loss arising by error, failure or delay in making an investment that is caused by circumstances beyond the Escrow Agent's reasonable control.

          (c) All interest earned pursuant to this Section 4 shall be distributed quarterly by the Escrow Agent to Talk City, unless otherwise agreed to by the Escrow Agent and Talk City. Talk City acknowledges that payment of any interest earned on the funds invested in the Escrow Fund will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to the Escrow Agent.

     5.   Release of Escrow Amount. Subject to Sections 5(c) and 6 below, the
          ------------------------
Escrow Amount shall be released to the Sole Shareholder as follows:

          (a) 121,212 shares of Parent Common Stock will be distributed on Closing and placed in the Escrow Fund to be released over four (4) years, with 25% released twelve (12) months after the Closing (the "First Anniversary") and the remainder released evenly over the 36 months following the First Anniversary.

          (b) $1.5 million in cash will be placed in the Escrow Fund on Closing to be released over four (4) years, with 25% released on the First Anniversary and the remainder released evenly over the 36 months following the First Anniversary. Notwithstanding the foregoing, the Supplemental Cash is subject to the Sole Shareholder's continued employment by Talk City at the time of the distributions. In the event the Sole Shareholder is terminated for cause (as defined below) or voluntarily leaves the employment of Talk City, then all remaining cash in the Escrow Fund shall be forfeited to Talk City and the Sole Shareholder shall have no further right to such cash. The Sole Shareholder's death, disability or termination by Talk City other than for cause shall not be grounds for forfeiture of the Supplemental Cash. Amounts released from the Escrow Fund will be subject to all applicable withholding taxes. The term "cause" shall mean (i) the conviction of, plea of nolo contendere, a guilty plea or confession by the Sole Shareholder to a felony or the commission of any act of fraud or material dishonesty against, or the embezzlement, theft or misappropriation of property belonging to Talk City or its affiliates, (ii) the continuous failure by the Sole Shareholder to perform the material duties and responsibilities that are reasonably consistent with the Sole Shareholder's position which remain uncured for a period of fifteen (15) days after receipt of notice thereof from Talk City, (iii) the use of illegal substances by the Sole Shareholder, (iv) engaging in conduct that is seriously injurious to the business of Talk City or its affiliates (it being understood that business decisions made by the Sole Shareholder in good faith are not to be considered grounds for termination for cause) or (v) the material breach by the Sole Shareholder of the Confidentiality Agreement, the Noncompetition Agreement or any agreement related thereto which is not cured fifteen (15) days after receipt of notice thereof from Talk City. Termination for cause or voluntary resignation, without the Sole Shareholder's consent, shall not include the forced relocation of the Sole Shareholder's principal place of business to more than 20 miles from its present location in Westfield, New Jersey. A date of delivery of any Escrow Amount is referred to as a "Delivery Date."

          (c) Notwithstanding the above, any Escrow Amount to be delivered on a Delivery Date shall not be delivered to the Sole Shareholder in the event and to the extent that there is a Pending Claim then outstanding pursuant to Section 7 of the Reorganization Agreement.

     6.   Claims Upon Escrow Fund.
          -----------------------

          (a) Upon receipt by the Escrow Agent at any time prior to the Indemnification Deadline Date of a certificate signed by an officer of Talk City (an "Officer's Certificate") providing notice of a Claim and specifying in reasonable detail the date the Damages relating to such Claim were paid, incurred or otherwise arose, and the nature of the misrepresentation or breach to which such Damages are related, the Escrow Agent shall, subject to the provisions of Section 6(b) below, deliver to Talk City, as promptly as practicable, the amount in cash or the number of shares out of the Escrow Fund equal to such Damages as indemnity; provided, however, that
                                                    --------  -------
payment shall not be made unless and until the aggregate amount of Damages exceeds $25,000, at which point payment shall be made from the first dollar of Damages. Pledged Shares shall only be delivered as payment for Damages after all Supplemental Cash has been delivered as payment for Damages. For purposes of this Escrow Agreement, the Pledged Shares shall be valued at $12.375 per share (subject to adjustments for stock splits, recapitalizations and the like).

          (b) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Sole Shareholder and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Supplemental Cash or Pledged Shares from the Escrow Fund pursuant to Section 6(a) above unless the Escrow Agent shall have received written authorization from the Sole Shareholder to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of Supplemental Cash and/or Pledged Shares equal to the amount of Damages from the Escrow Fund in accordance with Section 6(a) above, provided that no such payment or delivery shall be made if the Sole
       --------
Shareholder delivers written notice to the Escrow Agent and to Talk City prior to the expiration of such forty-five (45) day period that the Sole Shareholder disputes in good faith the Claim set forth in the Officer's Certificate, with the basis for such dispute set forth in reasonable detail.

     7.   Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In case the Sole Shareholder shall object in writing to any Claim made in any Officer's Certificate as described in Section 6(b), Talk City shall have fifteen (15) days to respond in a written statement to the objection of the Sole Shareholder. If after such fifteen (15) day period there remains a dispute as to any Claim, the Sole Shareholder and Talk City shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claim. If the Sole Shareholder and Talk City should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall make the distributions from the Escrow Fund only in accordance with the terms thereof or of the Escrow Agreement.

          (b) If no such agreement can be reached after good faith negotiation, either Talk City or the Sole Shareholder may, by written notice to the other, demand arbitration of the matter in accordance with Section 7.4 of the Reorganization Agreement, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The decision of the arbitrators as to the validity and amount of any Claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

     8.   Escrow Provisions.
          -----------------

          (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from any duly authorized officer or agent of Talk City or any other Indemnified Party or from the Sole Shareholder, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency.

          (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own negligence, willful misconduct or bad faith.

          (c) The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

          (d) Talk City and the Sole Shareholder jointly and severally agree to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Escrow Agent) for court actions, for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own negligence, willful misconduct or bad faith.

          (e) All fees and related expenses of the Escrow Agent for its services hereunder shall be paid by Talk City. Such fees and expenses shall be determined in accordance with the fee schedule attached hereto as Schedule A or as
                                                       ----------
otherwise provided to Talk City.

     9.   Successor Escrow Agent. The Escrow Agent, or any successor, may resign
          ----------------------
at any time upon giving written notice to Talk City and the Sole Shareholder thirty (30) days before such resignation shall take effect. In addition, Talk City and the Sole Shareholder may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by Talk City and the Sole Shareholder) to the Escrow Agent thirty (30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by Talk City and the Sole Shareholder in such thirty (30) day period, or if no such appointment is made by that time, then by a bank or trust company appointed by a court of competent jurisdiction upon petition by either Talk City or the Sole Shareholder (in which action the other party shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent. The Escrow Agent shall transfer the Pledged Shares to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement.

     10.  Payment of Taxes.  The Sole Shareholder shall be treated as the owner
          ----------------
of the Pledged Shares for all tax purposes while and to the extent that the Pledged Shares are held by the Escrow Agent. The Escrow Agent shall cause all information statements to be prepared in accordance with this Section 10 and all parties shall prepare their tax returns accordingly.

     11.  Termination.
          -----------

          (a) Unless extended in writing by the parties hereto, the escrow provided for in this Escrow Agreement shall expire upon the Indemnification Deadline Date; provided, however, that Research Connections' indemnification
               --------  -------
obligations with respect to any Pending Claim will survive until the final resolution of such Pending Claim (the "Termination Date").

          (b) Promptly following the Indemnification Deadline Date and receipt of instructions from Talk City and the Sole Shareholder, the Escrow Agent shall, to the extent Supplemental Cash and/or Pledged Shares are available therefor in the Escrow Fund and in the following order of priority:

              (i) withhold Supplemental Cash and/or Pledged Shares in the Escrow Fund in sufficient amount, or to the extent funds are available therefor, to satisfy 125% of the maximum amount of Damages estimated by Talk City and the Sole Shareholder relating to any and all Pending Claims as set forth in Section 7.4(h) of the Reorganization Agreement; and

              (ii) distribute any Supplemental Cash and/or Pledged Shares remaining after the allocations and distributions provided for in clause (i) above to the Sole Shareholder in accordance with her interest in the Escrow Fund.

          (c) Promptly following the Termination Date and receipt of instructions from the Sole Shareholder, the Escrow Agent shall, to the extent Supplemental Cash and/or Pledged Shares are available therefor in the Escrow Fund, distribute such remaining Supplemental Cash and/or Pledged Shares to the Sole Shareholder in accordance with her interest in the Escrow Fund.

     12.  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given or delivered if delivered personally or by express courier, mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  If to Talk City or Sub, to:

               TALK CITY, INC.
               1919 Bascom Avenue
               Campbell, CA 95008
               Attn:  Peter Friedman
               Telecopy No.:  (408) 871-5300
               Telephone No.: (408) 871-5200
               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attn: Page Mailliard, Esq.
               Telecopy No.:  (650) 493-6811
               Telephone No.: (650) 493-9300

          (b)  if to Research Connections, to:

               Research Connections, Inc.
               414 Central Avenue
               Westfield, NJ 07090
               Attention: Amy J. Yoffie
               Telecopy No.:  (908) 654-9364
               Telephone No.: (800) 665-9724

               with a copy to:

               Foss Bowe San Filippo & Caruso
               225 Broad Street
               P.O. Box 896
               Red Bank, NJ 07701
               Attn:  William Bowe, Esq.
               Telecopy No.:  (732) 741-2525
               Telephone No.: (732) 741-2192

          (c)  If to the Sole Shareholder:

               Amy J. Yoffie
               c/o Research Connections
               414 Central Avenue
               Westfield, New Jersey 07090

               with a copy to:

               Foss Bowe San Filippo & Caruso
               225 Broad Street
               P.O. Box 896
               Red Bank, NJ 07701
               Attn:  William Bowe, Esq.
               Telecopy No.:  (732) 741-2525
               Telephone No.: (732) 741-2192

          (d)  If to the Escrow Agent:

               Firstar Bank, N.A.
               101 East Fifth Street
               St. Paul, MN 55101
               Attn:  Frank Leslie
               Telecopy No.:  651-229-6415
               Telephone No.: 651-229-2600

     13.  Nonassignability. Notwithstanding anything to the contrary contained
          ----------------
herein, no Pledged Shares or any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by the Sole Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Sole Shareholder. Any such attempted transfer in violation of this Section shall be null and void.

     14.  Successors and Assigns. This Escrow Agreement and all action taken
          ----------------------
hereunder in accordance with its terms shall be binding upon and inure to the benefit of Talk City, its subsidiaries, and their respective successors and assigns, the Escrow Agent and its successors, and the Sole Shareholder and her successors.

     15.  Entire Agreement. This Escrow Agreement constitutes the entire
          ----------------
agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Reorganization Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that Escrow Agent's duties and obligations hereunder are limited, and that Escrow Agent shall have no duties or obligations except as clearly specified herein, nor shall Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

     16.  Waivers. No waiver by any party hereto of any condition or of any
          -------
breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     17.  Counterparts. This Escrow Agreement may be executed in several
          ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

     18.  Governing Law. This Escrow Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                        TALK CITY, INC.

                                        By: /s/ Jeffrey Snetiker
                                           ----------------------------------

                                        Title:  SR VP, CHIEF FINANCIAL OFFICER
                                              -------------------------------

                                        RESEARCH CONNECTIONS, INC.

                                        By: /s/ Amy J. Yoffie
                                           ----------------------------------

                                        Title:  President
                                              -------------------------------

                                        AMY J. YOFFIE
                                        ("Sole Shareholder")

                                        By: /s/ Amy J. Yoffie
                                           ----------------------------------

                                        Title: President
                                              -------------------------------

                                        FIRSTAR BANK, N.A.
                                        ("Escrow Agent")

                                        By: /s/ Frank Leslie
                                           ----------------------------------

                                        Title:  Vice President
                                              -------------------------------

                                  SCHEDULE A
                                  ----------

                           ESCROW AGENT FEE SCHEDULE



$2,500 per year (plus out-of-pocket expenses)

                                   EXHIBIT B
                                   ---------

                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of February 11, 2000 by and among Talk City, Inc., a Delaware corporation ("Talk City"), Research Connections, Inc., a New Jersey corporation ("Research Connections"), and Amy J. Yoffie ("Shareholder").

                                  Background
                                  ----------

     A. Talk City, Research Connections and Amy J. Yoffie have entered into an Agreement and Plan of Reorganization dated as of January 3, 2000 (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Research Connections with and into Talk City whereby Talk City will be the surviving corporation ("Surviving Corporation").

     B. Shareholder is receiving significant consideration pursuant to the terms of the Reorganization Agreement.

     C. As a condition to the closing of the Merger, to preserve the value and goodwill of the business being acquired by Talk City, Shareholder has agreed with Talk City to enter into this Agreement effective upon the closing of the Merger.

     NOW THEREFORE, in consideration of the mutual promises made herein, Talk City and Shareholder (collectively referred to as the "Parties") hereby agree as follows:

     1.   Covenant Not to Compete or Solicit.
          ----------------------------------

          (a) For the period beginning on the date hereof and ending on the earlier of (i) four years after the date of the Reorganization Agreement and
(ii) the date one (1) year after the termination of Shareholder's employment with Talk City or any subsidiary of Talk City, voluntary or involuntary, for any reason (the "Non-Compete Period"), Shareholder shall not directly or indirectly, without the prior written consent of Talk City, (A) engage anywhere in the world in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of five percent (5%) or less of the outstanding shares of any entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business that provides or conducts market research in online communities or interactive services for businesses and consumers unless agreed to by Talk City in writing; or (B) approach, contact or solicit any customer of Talk City or any subsidiary of Talk City or interfere with the business of any customer of Talk City or any subsidiary of Talk City regarding the provision or conduct of market research in online communities or interactive services.

          (b) During the Non-Compete Period, Shareholder shall not, directly or indirectly, without the prior written consent of Talk City, (i) solicit, encourage, hire or take any other action which is intended to induce any employee of Talk City or any subsidiary of Talk City to terminate his or her employment with Talk City or any subsidiary of Talk City, or (ii) interfere in any manner with the contractual or employment relationship between Talk City or any subsidiary of Talk City and any employee of Research Connections. Notwithstanding anything to the contrary in the preceding sentence, nothing in this Section 1(b) shall prohibit Shareholder from hiring a former employee of Talk City or any of its subsidiaries.

          (c) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city and state (U.S. or foreign) of any geographic area where any business is presently carried on by Research Connections. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) Shareholder acknowledges that her services are needed by virtue of the Merger, and that Shareholder's covenant not to compete or solicit contained in this Section 1 is given in conjunction with such Merger. Shareholder also acknowledges that the business of Talk City is worldwide and therefore, any actions taken by the Shareholder in violation of this Agreement anywhere in the world would harm Talk City's business.

          (e) Shareholder acknowledges that breach of this Section 1 would cause irreparable injury to Surviving Corporation and agrees that in the event of such breach, Surviving Corporation shall have available, in addition to any other right or remedy available (including any award of ascertainable damages) the right to seek injunctive relief without the necessity of proving actual damages.

     2.   Arbitration.    All disputes or controversies (whether of law or fact)
          -----------
of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association (the "Association") in accordance with the rules and regulations of the Association.

          The parties shall, within 30 days of the date of demand by either party for arbitration, mutually select one independent, qualified arbitrator. Each party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. In the event objection is made, the Association shall resolve any dispute regarding the propriety of an individual arbitrator acting in that capacity. The parties shall each bear one-half of the expenses of the arbitrator. Hearings in the proceeding shall commence within 120 days of the selection of the arbitrator.

          Arbitration shall take place in San Francisco, California. At the request of either party, arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the parties and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrator shall be able to decree any and all relief of an equitable and legal nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof.

          Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

     3.   Miscellaneous.
          -------------

          (a) Severability.  If any portion of this Agreement is held by a court
              ------------
of competent jurisdiction to conflict with any federal, state or local law, and is not reformed, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

          (b) No Assignment.  Shareholder shall not assign this Agreement or any
              -------------
rights or obligations under this Agreement without the prior written consent of Talk City and Surviving Corporation.

          (c) Notice.  Any notice or communication required or permitted under
              ------
this Agreement shall be made in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

              (i)   If to Talk City, to:

                    TALK CITY, INC.
                    1919 South Bascom Avenue
                    Campbell, CA 95008
                    Attention: Chief Executive Officer
                    Telecopy No.:  (408) 871-5300

                    Telephone No.: (408) 871-5200

                    with a copy to:

                    Wilson, Sonsini, Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention: Page Mailliard, Esq.
                    Telecopy No.:  (650) 493-6811
                    Telephone No.: (650) 493-9300

              (ii)  if to Research Connections, to:

                    RESEARCH CONNECTIONS, INC.
                    414 Central Avenue
                    Westfield, NJ 07090
                    Attention:  Amy J. Yoffie
                    Telecopy No.:  (908) 654-9364
                    Telephone No.: (800) 665-9724

                    with a copy to:

                    Foss, Bowe, San Filippo & Caruso
                    225 Broad Street
                    P.O. Box 896
                    Red Bank, NJ 07701
                    Attn: William J. Bowe, Esq.
                    Telecopy No.:  (732) 741-2525
                    Telephone No.: (732) 741-2192

              (iii) if to Surviving Corporation, to:

                    TALK CITY, INC.
                    1919 South Bascom Avenue
                    Campbell, CA 95008
                    Attention:  Chief Executive Officer
                    Telecopy No.:  (408) 871-5300
                    Telephone No.: (408) 871-5200

                    with a copy to:

                    Wilson, Sonsini, Goodrich & Rosati
                    650 Page Mill Road

                    Palo Alto, California 94304
                    Attention:  Page Mailliard, Esq.
                    Telecopy No.:  (650) 493-6811
                    Telephone No.: (650) 493-9300


               (iv) if to Shareholder, to:

                    Amy J. Yoffie
                    c/o Research Connections
                    414 Central Avenue
                    Westfield, NJ 07090

                    with a copy to:

                    Foss Bowe San Filippo & Caruso
                    225 Broad Street
                    P.O. Box 896
                    Red Bank, NJ 07701
                    Attn: William J. Bowe, Esq.
                    Telecopy No.:  (732) 741-2525
                    Telephone No.: (732) 741-2192

          (d) Entire Agreement.  This Agreement contains the entire agreement
              ----------------
and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by Talk City, by Research Connections and/or Surviving Corporation and by Shareholder.

          (e) Waiver of Breach.  The waiver of a breach of any term or provision
              ----------------
of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (f) Governing Law.  This Agreement shall be governed in all respects,
              -------------
including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to its choice of law principles).

          (g) Headings.  All captions and section headings used in this
              --------
Agreement are for convenient reference only and do not form a part of this Agreement.

          (h) Counterparts.  This Agreement may be executed in counterparts, and
              ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          (i) Jurisdiction.  All parties hereto agree to submit to the
              ------------
jurisdiction of the federal and state courts of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


TALK CITY, INC.                              SHAREHOLDER


By: /s/ Jeffrey Snetiker                     /s/ Amy J. Yoffie
   ----------------------------              ----------------------------
   Name:  JEFFREY SNETIKER                   Amy J. Yoffie
   Title: SR VP, CHIEF FINANCIAL OFFICER


RESEARCH CONNECTIONS, INC.

By: /s/ Amy J. Yoffie
   ----------------------------
   Name:  Amy J. Yoffie
   Title: President

                 [Signature Page to Noncompetition Agreement]

                                   EXHIBIT C
                                   ---------

                      INVESTMENT REPRESENTATION AGREEMENT

     The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of January 3, 2000, (the "Reorganization Agreement"), entered into by and among Talk City, Inc., a Delaware corporation ("Parent"), Research Connections, Inc., a New Jersey corporation (the "Company"), and Amy J. Yoffie, an individual and sole shareholder of the Company (the "Sole Shareholder"), the Company will merge (the "Merger") with and into Parent and all shares of Company Capital Stock will be exchanged for cash and shares of Parent Common Stock as set forth in the Reorganization Agreement (the "Merger Consideration"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

     The undersigned understands that the execution of this Certificate is a condition precedent to Parent's obligation to consummate the Merger and to the receipt of the shares of Parent Common Stock in connection with the Merger (pursuant to the terms and conditions of the Reorganization Agreement).

     The undersigned hereby represents and warrants as follows:

     1. The Parent Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock will be held for the undersigned's account only, and neither in whole or in part for any other person other than a wholly owned subsidiary of the undersigned. By executing this Agreement, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

     2. The undersigned represents that (without limiting or affecting the representations and warranties of Parent under the Reorganization Agreement) it:
(i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock; (ii) has received copies of Parent's Registration Statement on Form S-1 dated July 19, 1999; (iii) has received all the information it has requested from the Parent and the Company it considers necessary or appropriate for deciding whether to accept the Parent Common Stock; (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) is able, without materially impairing its financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss on its investment.

     3. Each certificate representing Parent Company Stock issued pursuant hereto to the undersigned and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

     4. The certificates evidencing the Parent Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities or the Reorganization Agreement.

     5. The undersigned understands and acknowledges that the Parent Common Stock has not been registered under the 1933 Act and Parent Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and that the Parent is obligated to register the Parent Common Stock only in accordance with the terms of the Registration Rights Agreement.

     6. The undersigned acknowledges that the Parent Common stock shall not be transferable except upon the conditions specified in this Agreement and the Reorganization Agreement.

     7. Prior to any proposed transfer of any Parent Common Stock, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the undersigned shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Parent so requests, be accompanied by either (i) a written opinion of legal counsel who shall be satisfactory to Parent, addressed to Parent and satisfactory in form and substance to Parent's counsel, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the 1933 Act, or (ii) a "No Action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent.

Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section (c) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the 1933 Act.

     8. The undersigned is familiar with the provisions of Rule 144, promulgated under the 1933 Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Parent Common Stock;
(ii) the availability of certain public information about Parent; (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to sell the shares of Parent Common Stock received from Parent there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Parent may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the shares of Parent Common Stock received from Parent under Rule 144 even if the one (1) year minimum holding period had been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A, or some other registration exemption would be required to sell the shares of Parent Common Stock received from Parent.

     9. The undersigned is the sole record and beneficial owner of capital stock of the Company in the amount set forth next to its name on the signature page hereto. Such capital stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to purchase such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the capital stock owned, beneficially or of record, by the undersigned, and the undersigned has no other rights to acquire any capital stock of the Company except as set forth on the signature page hereto.

     10. The undersigned has had an opportunity to review with its own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Reorganization Agreement. The undersigned understands that it must rely solely on its advisors and not on any statements or representations by Parent, the Company or any of their agents with respect to tax matters. The undersigned understands that it (and not Parent or the Company) shall be responsible for its own tax liability that may arise as a result of the Merger or the transactions contemplated by the Reorganization Agreement.

     11. The undersigned will have sufficient assets, after completion of the Merger, to satisfy all of the undersigned's obligations to its creditors, as the same become due and payable.

     12. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

     13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of February, 2000.


                                    Amy J. Yoffie
                                    -----------------------------
                                    Print Name of Stockholder


                                    /s/ Amy J. Yoffie
                                    ---------------------------------
                                    Signature of Authorized Signatory

                                    Number of Shares and Type of
                                    Capital Stock of the Company:
                                    (indicate class of stock,
                                    i.e., common, preferred)

                                    242,424 shares of Common Stock



            [SIGNATURE PAGE TO INVESTMENT REPRESENTATION STATEMENT]

                                   EXHIBIT D

                      Foss Bowe San Filippo & Caruso, LLC
                              COUNSELLORS AT LAW
                               225 BROAD STREET
                                 P.O. BOX 896
                        RED BANK, NEW JERSEY 07701-0896

                                (732) 741-2525
ROGER J. FOSS                 Fax: (732) 741-2192                Lakewood Office
PHILIP E. SAN FILIPPO      E-Mail: f-s@monmouth.com         1200 State Highway 9
WILLIAM J. BOWE                                            Cross River Mill Mall
ANTHONY R. CARUSO                                             Lakewood, NJ 08701
KATHLEEN A. SHEEDY                                                (732) 367-2990
GREGORY R. MILNE
  NJ & PA BARS                                         Please Reply To: Red Bank
SAMUEL J. VACCHIANO
   ____________
ANGELA WHITE DALTON
  NJ & PA BARS
CHRISTINA D. HARDMAN
  NJ & NY BARS
   ____________
JOHN W. CHRISTIE
  Of Counsel
                                                                       0056/0003
                               February 11, 2000

Talk City, Inc.
1919 South Bascom Avenue
Campbell, CA 95008
Attention: Chief Executive Officer

Re:  Agreement and Plan of Reorganization
     Talk City, Inc./Research Connections, Inc.

Gentlemen:

     We have acted as counsel to Research Connections, Inc. a New Jersey corporation ("Company"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated as of January 3, 2000 by and between the Company and Talk City, Inc. a Delaware corporation (the "Parent") ("Reorganization Agreement"). This letter is being delivered to you pursuant to
Section 6.1 (c) of the Reorganization Agreement. Terms defined in the Reorganization Agreement and not otherwise defined herein are used herein as defined therein.

     As a basis for the opinions set forth herein, we have reviewed all of the documents listed on Schedule A attached hereto and made a part hereof (the "Transaction Documents" collectively with the Reorganization Agreement, the "Agreements").

     We have relied upon certain certificates of the Company and the Sole Shareholder executed on the date hereof and which have been delivered to you. We have assumed, without independent investigation, that such statements and representations are true, correct and complete, but are not aware of any falsity or incompleteness. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinions.

     We have made no investigation as to whether the Parent is authorized to perform its obligations under the Agreements or whether any person or entity, other than the Company is

Talk City, Inc.
Attention: Chief Executive Officer
February 11, 2000
Page 2


authorized to do business in New Jersey. We express no opinion as to whether any such authorization is required in connection therewith. We assume that if any such authorization is required, that the parties are so authorized.

     In connection with the rendering of this opinion, we have assumed:

          (a) that each of the parties thereto (other than the Company and the Sole Shareholder) has duly and validly executed and delivered each of the Agreements to which such party is a signatory, each such party's obligations (other than the obligations of the Company and the Sole Shareholder) set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms, the absence of any requirement of consent, approval or other authorization by any person or entity with respect to the actions of each such party, the due organization, existence and good standing of each such party, and the legal right, and power of the Parent under all applicable laws and regulations to perform its obligations under the Agreements;

          (b) that each person executing any such document or agreement on behalf of any such party (other than the Company and the Sole Shareholder) is duly authorized to do so;

          (c) the legal capacity of all natural persons (but are not aware of any incapacity);

          (d) that there have been no oral or written modifications of or amendments to the Agreements;

          (e) the genuineness of all signatures of all persons signing any document or agreement; and

          (f) the authenticity of all documents and agreements submitted to us as originals and the conformity to original documents and agreements of all documents or agreements submitted to us as copies.

     The opinions expressed herein are subject to and are limited by:

          (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application, now or hereafter in effect, affecting the enforcement of creditors' rights in general;

Talk City, Inc.
Attention: Chief Executive Officer
February 11, 2000
Page 3


          (b) judicial discretion and general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, principles that (i) include a requirement that a creditor act with reasonableness, in good faith and deal fairly with its debtors, or (ii) limit a creditor's right to accelerate maturity of a debt upon the occurrence of a default deemed immaterial;

          (c) the provisions of the Industrial Site Recovery Act (ISRA) in the event there occurs a closing, terminating or transferring of operations within the meaning of N.J.A.C. 7:26B1.5(b) after the date hereof (which provisions may prevent foreclosure of any lien on any collateral pending compliance with the requirements of ISRA);

          (d) the qualification that any provision requiring the payment of attorney's fees and costs of suit may be unenforceable except to the extent that such fees and costs are reasonable and are permitted by applicable Court Rules of New Jersey;

          (e) the non-enforceability under the laws of New Jersey of provisions requiring amendments or waivers of the provisions of agreements or documents to be written (other than as provided pursuant to N.J.S.A. 25:1-5);

          (f) the non-enforceability of provisions which purport to constitute or provide for the waiver or release of the rights of the Company, including, without limitation, the waiver or release of rights to notice; and

          (g) the non-enforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the rights or remedies.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New Jersey and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

     2. The Company has all requisite legal and corporate power to execute and deliver the Reorganization Agreement and the other Transaction Documents contemplated thereunder and to carry out and perform its obligations under the terms of the Agreements.

Talk City, Inc.
Attention: Chief Executive Officer
February 11, 2000
Page 5


     This opinion letter is being provided to you at the request of the Company. This letter is delivered by us for the purpose of inducing you to accept delivery of the Transaction Documents with full knowledge that you will rely on it in finalizing the transactions contemplated by the Agreements.

     The members of this firm are admitted to the bar of the State of New Jersey and we express no opinion as to the laws of any other jurisdiction (including the applicability of the laws of any other jurisdiction, domestic or foreign, to the transactions contemplated by the Agreements or the effect of such laws thereon). To the extent that the laws of any other jurisdiction may apply, we have assumed that such laws are identical to the laws of the State of New Jersey.

     This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is for your reliance only in connection with the Agreements and is not intended for the reliance of, and shall not be relied upon by, any other person or entity without our express written consent may rely on this opinion. This opinion is not to be quoted in whole or in part or referred to, nor is it to be filed with or disclosed to any governmental agency (other than agencies responsible for the regulation of the Parent) without our prior written consent. No opinion is to be implied or inferred beyond the opinions expressly stated herein. We undertake no obligation to inform you of any matters which may subsequently come to our attention or subsequently occur which affect, in any way, the opinions rendered herein.

                                    Very truly yours,

                                    FOSS BOWE SAN FILIPPO & CARUSO
                                    A Limited Liability Company

                                  By: /s/ WILLIAM J. BOWE
                                      ----------------------------
                                      WILLIAM J. BOWE
                                      A Member of the Firm

                                  SCHEDULE A

                             Transaction Documents
                             ---------------------

1. Agreement of Merger by and among Talk City, Inc., Research Connections, Inc. and Amy J. Yoffie dated as of February 11, 2000.
2. Escrow Agreement by and among Talk City, Inc., Research Connections, Inc. Amy J. Yoffie and Firstar Bank, N.A. dated as of February 11, 2000.
3. Noncompetition Agreement by and among Talk City, Inc., Research Connections, Inc. and Amy J. Yoffie dated as of February 11, 2000.
4. Investment Representation Agreement by and among Talk City, Inc., Research Connections, Inc. and Amy J. Yoffie dated as of January 3, 2000.
5. Registration Rights Agreement by and between Talk City, Inc. and Amy J. Yoffie dated as of February 11, 2000.
6.   Corporate Resolutions dated February 8, 2000
7.   Research Connections, Inc. Compliance Certificate dated as of February 8,
     2000

                                   EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of February 11, 2000, by and between Talk City, Inc., a Delaware corporation ("Parent"), and Amy J. Yoffie (the "Sole Shareholder"), the sole former shareholder of Research Connections, Inc., a New Jersey corporation (the "Company").

     WHEREAS:

     A. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of January 3, 2000 (the "Reorganization Agreement"), by and among Parent, the Company and the Sole Shareholder, the Company is being merged with and into Parent (the "Merger"), with Parent being the surviving corporation.

     B. In connection with the Merger, the Sole Shareholder shall receive cash and shares (the "Shares") of Common Stock of Parent ("Parent Common Stock").

     C. The Reorganization Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Sole Shareholder, subsequent to the first anniversary of the closing of the Merger (the "First Anniversary") certain piggyback rights to have her Shares registered under the Securities Act of 1933, as amended.

     NOW, THEREFORE,  the parties hereby agree as follows:

     1.   DEFINITIONS.
          ------------

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (ii) "Registrable Securities" means the Shares and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Shares, provided, however, that such securities
                                      --------  -------
shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for Parent, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the

1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation such sale.

               (iii) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by Parent in complying with Section 2 below, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent) and the reasonable fees and disbursements of one counsel for all holders of Registrable Securities under this Agreement and under the Third Amended and Restated Shareholders Rights Agreement dated April 23, 1999.

               (iv) "Registration Statement" means a registration statement of Parent under the 1933 Act.

               (v) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Sole Shareholder and, except as set forth above, all reasonable fees and disbursements of counsel for the Sole Shareholder.

     2.   REGISTRATION.
          -------------

          (a)  Notice of Registration. If at any time or from time to time after
               ----------------------
the First Anniversary, Parent shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, Parent will:

               (i) promptly give to the Sole Shareholder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from Parent, subject to Section 2(b) below.

          (b)  Underwriting. If the registration of which Parent gives notice is
               ------------
for a registered public offering involving an underwriting, Parent shall so advise the Sole Shareholder as a part of the written notice given pursuant to
Section 2(a)(i). In such event the right of the Sole Shareholder to registration pursuant to Section 2 shall be conditioned upon the Sole Shareholder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Sole Shareholder proposing to distribute her securities through such underwriting shall (together with Parent and the other holders distributing her securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this

Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter and Parent may reduce the Registrable Securities to be included in such registration to the extent the underwriters deem necessary. Parent shall so advise the Sole Shareholder and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other shares that may be included in the registration and underwriting shall be allocated among all the holders of any such shares in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other shares held by such holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, Parent may round the number of shares allocated to any holder to the nearest 100 shares. If any holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to Parent and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration. Parent shall have the right to
               -------------------------------
terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not the Sole Shareholder has elected to include securities in such registration.

     3.   EXPENSES OF REGISTRATION. All Registration Expenses incurred in
          ------------------------
connection with all registrations pursuant to Section 2 shall be borne by Parent. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Sole Shareholder and all other Registration Expenses shall be borne by the Sole Shareholder pro rata on the basis of the number of shares so registered.

     4.   REGISTRATION PROCEDURES. In case of each registration, qualification
          -----------------------
or compliance effected by Parent pursuant to Section 2, Parent will keep the Sole Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Parent will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; and

          (b) Furnish to the Sole Shareholder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     5.   INDEMNIFICATION.
          ---------------

          (a) Parent will indemnify the Sole Shareholder, and each person controlling the Sole Shareholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made (which such qualification Parent acknowledges shall not apply to any registration statement, or any amendment or supplement thereto, pursuant to
Section 11 of the Securities Act), not misleading, or any violation by Parent of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to Parent in connection with any such registration, qualification or compliance, and within a reasonable period Parent will reimburse the Sole Shareholder, and each person controlling the Sole Shareholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Parent will not be liable in any such
                             -------- ----
case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by the Sole Shareholder, controlling person or underwriter and stated to be specifically for use therein.

          (b) The Sole Shareholder will, if Registrable Securities held by the Sole Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and the Sole Shareholder, and each person controlling the Sole Shareholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and within a reasonable period will reimburse Parent, the Sole Shareholder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by the Sole Shareholder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Sole Shareholder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to the Sole Shareholder received for the shares sold by the Sole Shareholder, unless such liability arises out of or is based on willful misconduct by the Sole Shareholder.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     6.   INFORMATION BY HOLDER. The Sole Shareholder shall furnish to Parent
          ---------------------
such information regarding the Sole Shareholder, the Registrable Securities held by her and the distribution proposed by the Sole Shareholder as Parent may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     7.   RULE 144 REPORTING. With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Parent agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that Parent becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as the Sole Shareholder owns any Restricted Securities to furnish to the Sole Shareholder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Parent for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent and other information in the possession of or reasonably obtainable by Parent as the Sole Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Sole Shareholder to sell any such securities without registration.

     8.   STANDOFF AGREEMENT. In connection with any public offering of Parent's
          ------------------
securities, the Sole Shareholder agrees, upon request of Parent or the underwriters managing any underwritten offering of Parent's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of Parent or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of Parent's initial public offering, and ninety (90) days in the case of other public offerings of Parent) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of Parent who own stock of Parent and holders of five percent (5%) or more of Parent's outstanding voting securities also agree to such restrictions.

     9.   TERMINATION OF REGISTRATION RIGHTS. The registration rights granted
          ----------------------------------
pursuant to Section 2 shall terminate as to the Sole Shareholder at such time as a public market for Parent's Common Stock exists and all Registrable Securities held by the Sole Shareholder have been sold pursuant to Rule 144.

     10.  AMENDMENT OF REGISTRATION RIGHTS.
          ---------------------------------

     Provisions of this Agreement may be amended and the observance thereof may be waived only by the mutual written consent of Parent and the Sole Shareholder.

     11.  MISCELLANEOUS.
          --------------

          (a) Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

     If to Parent:

     Talk City, Inc.
     1919 South Bascom Avenue

     Campbell, CA 95008
     Attention: Chief Executive Officer
     Facsimile: (408) 871-5300

     With copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention: Page Mailliard, Esq.
     Facsimile: (650) 496-4088

     If to the Sole Shareholder:

     Amy J. Yoffie
     Research Connections, Inc.
     414 Central Avenue
     Westfield, NJ 07090
     Facsimile: (908) 654-9364

     With a copy to:

     Foss Bowe San Filippo & Caruso
     225 Broad Street
     P.O. Box 896
     Red Bank, NJ 07701
     Attention: William J. Bowe, Esq.
     Facsimile: (732) 741-2525

     Each party shall provide notice to the other party of any change of its address.

          (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (c) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (d) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (h) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, Parent and the Sole Shareholder have caused this Agreement to be duly executed as of the date first above written.


                              TALK CITY, INC.


                              By: /s/ Jeffrey Snetiker
                                 --------------------------------------
                                 Name:  Jeffrey Snetiker
                                 Title: Sr VP, Chief Financial Officer


                              SOLE SHAREHOLDER


                              By: /s/ Amy J. Yoffie
                                 --------------------------------------
                                 Amy J. Yoffie

               [Signature Page to Registration Rights Agreement]